As filed with the Securities and Exchange Commission on November 9, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HAMILTON INSURANCE GROUP, LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-1153847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Wellesley House North, 1st Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
(Address, Including Zip Code, of Principal Executive Offices)

Hamilton Insurance Group, Ltd. 2023 Equity Incentive Plan
Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan
(Full title of the plans)

Corporation Service Company
80 State Street
Albany, New York 12207-2543
(Name and address of agent for service)
1-800-927-9801 ext. 66899
(Telephone number, including area code, of agent for service)

Copies to:

Michael Groll	Gemma Carreiro
Matthew B. Stern	Group General Counsel, Secretary
Willkie Farr & Gallagher LLP	Hamilton Insurance Group, Ltd.
787 Seventh Avenue	Wellesley House North, 1st Floor
New York, New York 10019	90 Pitts Bay Road
Pembroke HM 08 Bermuda
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information required by Part I of this Registration Statement, as specified in Rule 428(b)(1) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), have been or will be sent or given to employees in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement, as of their respective dates:
(a)Amendment No. 1 to the registrant’s Registration Statement on Form S-1 filed with the Commission on October 16, 2023 (File No. 275000), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)the Company’s prospectus to be filed with the Commission by the Registrant pursuant to Rule 424(b) under the Securities Act on or about November 13, 2023, relating to the Company’s registration statement on Form S-1 (File No. 333-275000); and
(c)the description of the Class B common shares, which is contained in the Company’s registration statement on Form 8-A (File No. 001-41862), filed by the Registrant on November 9, 2023, together with any amendment or report filed with the Commission for the purpose of updating such description.
In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.

Item 6.    Indemnification of Directors and Officers.
Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 of the Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
The Company’s fourth amended and restated bye-laws (the “Bye-Laws”) provide that the Company shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that it shall advance funds to its officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. The Bye-Laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not the Company may otherwise indemnify such officer or director. The Company has purchased and maintains a directors’ and officers’ liability policy for such purpose.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.
The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Memorandum of Association of the Registrant	S-1/A	333-275000	3.1	October 16, 2023
4.2	Fourth Amended and Restated Bye-Laws of the Registrant	S-1/A	333-275000	3.2	October 16, 2023
5.1	Opinion of Carey Olsen Bermuda Limited					X
23.1	Consent of Carey Olsen Bermuda Limited (included as part of Exhibit 5.1)					X
23.2	Consent of Ernst & Young Ltd, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on signature of this Form S-8)					X
99.1	Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan	S-1/A	333-275000	10.4	October 16, 2023
99.2	Hamilton Insurance Group, Ltd. 2023 Equity Incentive Plan					X
99.3	Restricted Stock Unit Award Agreement (Time Vesting) under registrant’s 2023 Equity Incentive Plan					X
99.4	Restricted Stock Unit Award Agreement (Performance Vesting) under the registrant’s 2023 Equity Incentive Plan					X
107	Filing Fee Table					X
Item 9.    Undertakings.
1.The undersigned Registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 9, 2023.

HAMILTON INSURANCE GROUP, LTD.

By:	/s/ Giuseppina Albo
Name:	Giuseppina Albo
Title:	Director, Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned constitutes and appoints each of Pina Albo, Craig Howie and Gemma Carreiro, each acting alone as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Hamilton Insurance Group, Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Giuseppina Albo	Director, Chief Executive Officer (principal executive officer)	November 9, 2023
Giuseppina Albo

/s/ Craig Howie	Group Chief Financial Officer (principal financial officer)	November 9, 2023
Craig Howie

/s/ Brian Deegan	Group Chief Accounting Officer (principal accounting officer)	November 9, 2023
Brian Deegan

/s/ D. Pauline Richards	Director	November 9, 2023
D. Pauline Richards

/s/ David Brown	Director	November 9, 2023
David Brown

/s/ H. Hawes Bostic, III	Director	November 9, 2023
H. Hawes Bostic, III

/s/ Marvin Pestcoe	Director	November 9, 2023
Marvin Pestcoe

/s/ Russell Fradin	Director	November 9, 2023
Russell Fradin

/s/ Stephen W. Pacala	Director	November 9, 2023
Stephen W. Pacala

/s/ William C. Freda	Director	November 9, 2023
William C. Freda

/s/ Everard Barclay Simmons	Director	November 9, 2023
Everard Barclay Simmons

/s/ Antonio Ursano, Jr.	Director	November 9, 2023
Antonio Ursano, Jr.

/s/ John Gauthier	Director	November 9, 2023
John Gauthier

/s/ Anu Karna	Director	November 9, 2023
Anu Karna

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Hamilton Insurance Group, Ltd., has signed this Registration Statement in the City of Newark, State of Delaware, on November 9, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative